UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                 Current Report Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported) January 13, 2005

                             CREATIVE BAKERIES, INC.
               (EXACT NAME OF COMPANY AS SPECIFIED IN ITS CHARTER)

        NEW YORK                        1-13984                    13-382215
-----------------------------    ------------------------      ----------------
(STATE OR OTHER JURISDICTION)    (COMMISSION FILE NUMBER)      (I.R.S. EMPLOYER
     OF INCORPORATION)                                          IDENTIFICATION)

                     20 PASSAIC AVENUE, FAIRFIELD, NJ 07004
               ---------------------------------------------------
               (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code: (973) 808-9292
                                                           --------------

                                       N/A
          -------------------------------------------------------------
          (Former name or former address, if changed since last report)

|_| Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      t 0 6 |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 40.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

      (c) On January 13, 2005, the Registrant's (the "Company") Board of Directors appointed Anthony Merante Chief Financial Officer ("CFO") of the Company. Mr. Merante as CFO will spend time as required by the Company in his position. Mr. Merante is currently a director of the Company and has served as a director since January 2003.

      As previously disclosed by the Company, Mr. Merante has made a series of secured loans to the Company. The aggregated amount of the loans is currently the sum of $105,910 and is represented by demand notes that bear interest at a rate of 8%. The loans have been used by the Company for working capital.

      Mr. Merante is a Certified Public Accountant and has been a partner with the firm of Reda & Company, LLP CPA's ("Reda") since October 2001. Reda has provided accounting and tax services to the Company since July 2002. Compensation paid by the Company to Reda has not exceeded $60,000 in any fiscal year. Prior to joining Reda. Mr. Merante was a senior manager with the firm of Goldstein and Morris CPA's from August 1996 to October 2001. Mr. Merante received a Bachelor of Science degree from St. John's University.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:   January 20, 2005
                                       Creative Bakeries, Inc.
                                       -----------------------
                                       (Registrant)

                                       /s/ Ronald Schutte
                                       -----------------------------------------
                                       Ronald Schutte
                                       Chief Executive Officer and President